Exhibit 10.12

SWVL INC., 2019 SHARE OPTION PLAN, as amended

EFFECTIVE AS OF JUNE 24, 2019

SECTION 1.	ESTABLISHMENT AND PURPOSE	1

SECTION 2.	ADMINISTRATION	1
(a)	Committees of the Board of Directors	1
(b)	Authority of the Board of Directors	1
(c)	Decisions of the Board of Directors and Committees	1

SECTION 3.	ELIGIBILITY	1
(a)	General Rule	1

SECTION 4.	SHARES SUBJECT TO OPTION PLAN	2
(a)	Basic Limitation	2
(b)	Additional Shares	2

SECTION 5.	TERMS AND CONDITIONS OF OPTIONS	2
(a)	Share Option Agreement	2
(b)	Number and Class of Shares	2
(c)	Exercise Price	2
(d)	Exercisability	2
(e)	Basic Term	3
(f)	Termination of Service (Except by Death)	3
(g)	Fraud or Dismissal for Cause	3
(h)	Leaves of Absence	3
(i)	Death of Optionee	4
(j)	Pre-Exercise Restrictions on Transfer of Options	4
(k)	General Restriction on Transfer	4
(l)	No Rights as a Shareholder	4
(m)	Modification, Extension and Assumption of Options	4
(n)	Compulsory Sale of Shares	5

SECTION 6.	PAYMENT FOR SHARES	5
(a)	General Rule	5
(b)	Services Rendered	5
(c)	Promissory Note	5
(d)	Surrender of Shares	5
(e)	Exercise/Sale	5
(f)	Net Exercise	5

SECTION 7.	ADJUSTMENT OF SHARES	6
(a)	General	6
(b)	Corporate Transactions	6
(c)	Reservation of Rights	7

SECTION 8.	MISCELLANEOUS PROVISIONS	7
(a)	Securities Law Requirements	7
(b)	No Retention Rights	7
(c)	Treatment as Compensation	8
(d)	Governing Law and Jurisdiction	8
(e)	Conditions and Restrictions on Shares	8
(f)	Tax Matters	8

i

SECTION 9.	DURATION AND AMENDMENTS	9
(a)	Term of the Option Plan	9
(b)	Right to Amend or Terminate the Option Plan	9
(c)	Effect of Amendment or Termination	9

SECTION 10.	DEFINITIONS	9

ii

SWVL INC. SHARE OPTION PLAN

(THE “OPTION PLAN”)

SECTION 1. ESTABLISHMENT AND PURPOSE.

The purpose of this Option Plan is to offer persons selected by the Board of Directors of SWVL INC.(the “Company”) an opportunity to acquire a proprietary interest in the success of the Company, or to increase such interest, by acquiring Shares. This Option Plan provides for the grant of Options to purchase Shares.

Capitalized terms not defined in Section 10 herein bear the meanings ascribed to them in the Company’s Articles.

SECTION 2. ADMINISTRATION.

(a) Committees of the Board of Directors. The Board of Directors have the option, but not the obligation, to constitute one or more Committees to administer the Option Plan. Each Committee shall consist, as required by applicable law, of two or more members of the Board of Directors appointed by the Board of Directors. Each Committee shall have such authority and be responsible for such functions as the Board of Directors has assigned to it. The Board of Directors may remove any such duly constituted Committees at its discretion at any time and for any reason. If no Committee has been appointed, the entire Board of Directors shall administer the Option Plan. Any reference to the Board of Directors in the Option Plan shall be construed as a reference to the Committee (if any) to whom the Board of Directors has assigned a particular function in accordance with this Section.

(b) Authority of the Board of Directors. Subject to the provisions of the Option Plan and the terms of the Shareholders Agreement, the Board of Directors shall have full authority and discretion to take any action(s) it deems necessary or advisable for the administration of the Option Plan. Notwithstanding anything to the contrary in the Option Plan, with respect to the terms and conditions of awards granted to Participants in different jurisdictions, the Board of Directors may vary from the provisions of the Option Plan to the extent it determines it necessary and appropriate to do so. All decisions, interpretations and other actions of the Board of Directors shall be final and binding on all Optionees and all persons deriving their rights from an Optionee.

(c) Decisions of the Board of Directors and Committees. All decisions, interpretations and other actions of the Board of Directors or any Committee under the Option Plan shall require the prior written approval of the Preferred Directors in accordance with the Articles.

SECTION 3. ELIGIBILITY.

(a) General Rule. Only Employees shall be eligible for the grant of Options, subject to the Board of Director’s general discretion to select any such additional eligible persons (who may or may not be Employees). For the avoidance of doubt, the Board of Directors shall have the authority to determine the number, tenor and type of any and all Options allocated or issued in accordance with the Option Plan.

SECTION 4. SHARES SUBJECT TO OPTION PLAN.

(a) Basic Limitation. Exhibit A sets forth the maximum number of Shares that may be issued under the Option Plan, subject to Section 3(a), Subsection (b) below and Section 8(a). The number of Shares that are subject to Options or other rights outstanding at any time under the Option Plan may not exceed the number of Shares that then remain available for issuance under the Option Plan. The Company, during the term of the Option Plan, shall at all times reserve and keep available sufficient Shares to satisfy the requirements of the Option Plan. Shares offered under the Option Plan may be authorized but unissued Shares or treasury Shares.

(b) Additional Shares. In the event that Shares previously issued under the Option Plan are reacquired by the Company, such Shares shall be added to the number of Shares then available for issuance under the Option Plan. In the event that Shares that otherwise would have been issuable under the Option Plan are withheld by the Company in payment of the Exercise Price or withholding taxes, such Shares shall remain available for issuance under the Option Plan. In the event that an outstanding Option or other right for any reason expires or is cancelled, the Shares allocable to the unexercised portion of such Option or other right shall be added to the number of Shares then available for issuance under the Option Plan.

SECTION 5. TERMS AND CONDITIONS OF OPTIONS.

(a) Share Option Agreement. Each grant of an Option under the Option Plan shall be evidenced by a Share Option Agreement between the Optionee and the Company in a form deemed satisfactory by the Board of Directors. The Option shall be subject to all the terms and conditions of this Option Plan and may be subject to any other terms and conditions that are not inconsistent with the Option Plan and that the Board of Directors deem appropriate for inclusion in a Share Option Agreement. The provisions of the various Share Option Agreements entered into under the Option Plan need not be identical.

(b) Number and Class of Shares. Each Share Option Agreement shall specify the number of Shares (such class being designated within the Shareholders Agreement or Articles and/or as may be designated or amended by the Company’s Board of Directors from time to time) that are subject to the Option and shall provide for the adjustment of such number in accordance with SECTION 7. For the avoidance of doubt, any and all Shares issued under the Plan shall be non-voting, unless otherwise determined by the Board of Directors.

(c) Exercise Price. Each Share Option Agreement shall specify the Exercise Price. The Exercise Price of an Option shall be determined by the Board of Directors in its sole discretion. The Exercise Price shall be payable in a form described in SECTION 6 and shall become due and payable upon the exercise of an Option by an Optionee, unless determined otherwise by the Board of Directors.

(d) Exercisability. Each Share Option Agreement shall specify the conditions to exercise and the date when all, or any installment of, the Option is to become exercisable. No Option shall be exercisable unless the Optionee has delivered an executed copy of the Share Option Agreement to the Company by the date specified in such Share Option Agreement. The Board of Directors shall determine the exercisability provisions of the Share Option Agreement at its sole discretion.

(e) Basic Term. The Share Option Agreement shall specify the term of the Option. The term shall not exceed 10 years from the Date of Grant. Subject to the preceding sentence, the Board of Directors in its sole discretion shall determine when an Option is to expire.

(f) Termination of Service (Except by Death). Subject to subsection (e) below, if an Optionee’s Service terminates for any reason other than the Optionee’s death, then the Optionee’s Options shall expire on the earliest of the following dates:

(i) The expiration date determined pursuant to Subsection (e) above;

(ii) The date three months after the termination of the Optionee’s Service for any reason other than Disability, or such earlier or later date as the Board of Directors may determine (but in no event earlier than 30 days after the termination of the Optionee’s Service); or

(iii) The date six months after the termination of the Optionee’s Service by reason of Disability, or such later date as the Board of Directors may determine.

(g) Fraud or Dismissal for Cause. If an Optionee ceases to be employed by the Company or ceases to be an Employee or officer of any Parent or Subsidiary by reason of (i) fraud or (ii) dismissal for cause, all of the Optionee’s unexercised Options, whether vested or unvested, shall no longer be exercisable following such termination and the Optionee’s Options shall terminate immediately. The Company shall have the option but not the obligation to purchase any Shares then held by the Optionee at the Exercise Price or any other price as determined by the Board of Directors.

The Optionee may exercise all or part of the Optionee’s Options at any time before the expiration of such Options under the preceding sentence, but only to the extent that such Options had become exercisable (in accordance with any conditions to exercise specified in this Plan or the Share Option Award Agreement) before the Optionee’s Service terminated (or became exercisable as a result of the termination) and the underlying Shares had vested before the Optionee’s Service terminated (or vested as a result of the termination). The balance of such Options shall lapse when the Optionee’s Service terminates. In the event that the Optionee dies after the termination of the Optionee’s Service but before the expiration of the Optionee’s Options, all or part of such Options may be exercised (prior to expiration) by the executors or administrators of the Optionee’s estate or by any person who has acquired such Options directly from the Optionee by beneficiary designation, bequest or inheritance, but only to the extent that such Options had become exercisable (in accordance with any conditions to exercise specified in this Plan or the Share Option Award Agreement) before the Optionee’s Service terminated (or became exercisable as a result of the termination) and the underlying Shares had vested before the Optionee’s Service terminated (or vested as a result of the termination).

(h) Leaves of Absence. For purposes of Subsection (f) above, Service shall be deemed to continue while the Optionee is on a bona fide leave of absence, if such leave was approved by the Company in writing and if continued, crediting of Service for this purpose is expressly required by the terms of such leave or by applicable law (as determined by the Company).

(i) Death of Optionee. If an Optionee dies while the Optionee is in Service, then the Optionee’s Options shall expire on the earlier of the following dates:

(i) The expiration date determined pursuant to Subsection (e) above; or

(ii) The date 12 months after the Optionee’s death, or such earlier or later date as the Board of Directors may determine (but in no event earlier than six months after the Optionee’s death).

All or part of the Optionee’s Options may be exercised at any time before the expiration of such Options under the preceding sentence by the executors or administrators of the Optionee’s estate or by any person who has acquired such Options directly from the Optionee by beneficiary designation, bequest or inheritance, but only to the extent that such Options had become exercisable before the Optionee’s death (or became exercisable as a result of the death) and the underlying Shares had vested before the Optionee’s death (or vested as a result of the Optionee’s death). The balance of such Options shall lapse when the Optionee dies.

(j) Pre-Exercise Restrictions on Transfer of Options. An Option shall be transferable by the Optionee only (i) by a beneficiary designation under a Family Trust, (ii) by a will, (iii) by the operation of law, or (iv) with the prior written consent of the Board of Directors.

(k) General Restriction on Transfer. Without limiting any other provision of this Option Plan or any provision of the Articles, the Optionee may not transfer, sell, pledge or otherwise transfer to a third party any Shares acquired under this Option Plan, or any interest in any such Shares, without the approval of the Board of Directors including the Preferred Directors, and any transfer attempted in violation of this Section 5 (j) shall be null and void and shall not be recognized by the Company. This Section 5 (j) shall not apply (i) where, and to the extent that, the drag-along rights in the Articles are invoked and (ii) where, and to the extent that, the tag-along rights in the Articles are invoked.

(l) No Rights as a Shareholder. An Optionee, or a transferee of an Optionee, shall have no rights as a shareholder with respect to any Shares covered by the Optionee’s Option until such person becomes entitled to receive such Shares by delivering a notice of exercise and paying the Exercise Price pursuant to the terms of such Option and being entered into the register of members of the Company as a shareholder.

(m) Modification, Extension and Assumption of Options. Within the limitations of the Option Plan, the Board of Directors may modify, extend or assume outstanding Options or may accept the cancellation of outstanding Options (whether granted by the Company or another issuer) in return for the grant of new Options or a different type of award for the same or a different number of Shares and at the same or a different Exercise Price (if applicable). The foregoing notwithstanding, no modification of an Option shall, without the consent of the Optionee, impair the Optionee’s rights or increase the Optionee’s obligations under such Option.

(n) Compulsory Sale of Shares. If an Optionee’s Service terminates for any reason, the Company (or such person as the Company may in its absolute discretion nominate) may, but shall not be required to, purchase at any time during the period of 12 months following the termination of the Optionee’s Service any Shares acquired by an Optionee, or a transferee of an Option, under this Option Plan at the lower of cost (being the aggregate Exercise Price paid by the Optionee to acquire the Shares) and their Fair Market Value and in the event that the Company chooses to purchase the said Shares the Optionee shall be obliged to sell such Shares to the Company and to sign all such documents as may be required to give effect to such sale.

SECTION 6. PAYMENT FOR SHARES.

(a) General Rule. The entire Exercise Price of Shares issued under the Option Plan shall be payable in cash or a form of consideration permitted by the BVI Business Companies Act, 2004 (as amended) at the time when such Shares are purchased, except as otherwise provided in this Section 6. In addition, the Board of Directors in its sole discretion may also permit payment through any of the methods described in (b) through (f) below:

(b) Services Rendered. Shares may be awarded under the Option Plan in consideration of services rendered to the Company, a Parent or a Subsidiary prior to the award.

(c) Promissory Note. All or a portion of the Exercise Price (as the case may be) of Shares issued under the Option Plan may be paid with a full-recourse promissory note. The Shares shall be pledged as security for payment of the principal amount of the promissory note and interest thereon. Subject to the foregoing, the Board of Directors (at its sole discretion) shall specify the term, interest rate, amortization requirements (if any) and other provisions of such note.

(d) Surrender of Shares. All or any part of the Exercise Price may be paid by the Company redeeming Shares that are already owned by the Optionee. Such Shares shall be redeemed by the Company and shall be valued at their Fair Market Value as of the date when the Option is exercised.

(e) Exercise/Sale. If the Shares are publicly traded, all or part of the Exercise Price and any withholding taxes may be paid by the delivery (on a form prescribed by the Company) of an irrevocable direction to a securities broker approved by the Company to sell Shares and to deliver all or part of the sales proceeds to the Company.

(f) Net Exercise. An Option may permit exercise through a “net exercise” arrangement pursuant to which the Company will reduce the number of Shares issued upon exercise by the largest whole number of Shares having an aggregate Fair Market Value (determined by the Board of Directors as of the exercise date) that does not exceed the aggregate Exercise Price or the sum of the aggregate Exercise Price plus all or a portion of the minimum amount required to be withheld under applicable tax law (with the Company accepting from the Optionee payment of cash or cash equivalents to satisfy any remaining balance of the aggregate Exercise Price and, if applicable, any additional withholding obligation not satisfied through such reduction in Shares); provided that to the extent Shares subject to an Option are withheld in this manner, the number of Shares subject to the Option following the net exercise will be reduced by the sum of the number of Shares withheld and the number of Shares delivered to the Optionee as a result of the exercise.

SECTION 7. ADJUSTMENT OF SHARES.

(a) General. In the event of a subdivision of the outstanding Shares, a declaration of a dividend payable in Shares, a combination or consolidation of the outstanding Shares into a lesser number of Shares, a reclassification, or any other increase or decrease in the number of issued Shares effected without receipt of consideration by the Company, proportionate adjustments shall automatically be made in each of (i) the number and kind of Shares available for future grants under Section 4, and (ii) the Exercise Price under each outstanding Option. In the event of a declaration of a dividend payable in a form other than Shares in an amount that has a material effect on the Fair Market Value of the Shares, a recapitalization, a spin-off, or a similar occurrence, the Board of Directors at its sole discretion may make appropriate adjustments in one or more of the items listed in clauses (i) through (ii) above. No fractional Shares shall be issued under the Option Plan as a result of an adjustment under this Section 7 (a), although the Board of Directors in its sole discretion may make a cash payment in lieu of fractional Shares.

(b) Corporate Transactions. Subject to any provisions in the Optionee’s Share Option Agreement, in the event that the Company is a party to a merger or consolidation, or in the event of a sale of all or substantially all of the Company’s shares or assets, all Shares acquired under the Option Plan and all Options outstanding on the effective date of the transaction shall be treated in the manner described in the definitive transaction agreement (or, in the event the transaction does not entail a definitive agreement to which the Company is party, in the manner determined by the Board of Directors, including the Preferred Directors, in its capacity as administrator of the Option Plan, with such determination having final and binding effect on all parties), which agreement or determination need not treat all Options (or all portions of an Option) in an identical manner. The treatment specified in the transaction agreement may include (without limitation) one or more of the following with respect to each outstanding Option:

(i) Continuation of the Option by the Company (if the Company is the surviving corporation).

(ii) Assumption of the Option by the surviving corporation or its parent.

(iii) Substitution by the surviving corporation or its parent of a new option for the Option.

(iv) Cancellation of the Option and a payment to the Optionee with respect to each Share subject to the portion of the Option that is vested as of the transaction date equal to the excess of (A) the value, as determined by the Board of Directors in its absolute discretion, of the property (including cash) received by the holder of a Share as a result of the transaction, over (B) the per-Share Exercise Price of the Option (such excess, the “Spread”). Such payment shall be made in the form of cash, cash equivalents, or securities of the surviving corporation or its parent having a value equal to the Spread. In addition, any escrow, holdback, earn-out or similar provisions in the transaction agreement may apply to such payment to the same extent and in the same manner as such provisions apply to the holders of Shares. If the Spread applicable to an Option is zero or a negative number, then the Option may be cancelled without making a payment to the Optionee.

(v) Cancellation of the Option without the payment of any consideration; provided that the Optionee shall be notified of such treatment and given an opportunity to exercise the Option (to the extent the Option is vested or becomes vested as of the effective date of the transaction) during a period of not less than five (5) business days preceding the effective date of the transaction, unless (A) a shorter period is required to permit a timely closing of the transaction and (B) such shorter period still offers the Optionee a reasonable opportunity to exercise the Option. Any exercise of the Option during such period may be contingent upon the closing of the transaction.

(vi) Suspension of the Optionee’s right to exercise the Option during a limited period of time preceding the closing of the transaction if such suspension is administratively necessary to permit the closing of the transaction.

(vii) Termination of any right the Optionee has to exercise the Option prior to vesting in the Shares subject to the Option (i.e., “early exercise”), such that following the closing of the transaction the Option may only be exercised to the extent it is vested.

For the avoidance of doubt, the Board of Directors, including the Preferred Directors, have the discretion to accelerate, in whole or part, the vesting and exercisability of an Option or other Option Plan award in connection with a corporate transaction covered by this Section 7(b).

(c) Reservation of Rights. Except as provided in this Section 7, a Participant shall have no rights by reason of (i) any subdivision or consolidation of Shares of any class, (ii) the payment of any dividend or (iii) any other increase or decrease in the number of Shares of any class. Any issuance by the Company of Shares of any class, or securities convertible into Shares of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or Exercise Price of Shares subject to an Option. The grant of an Option pursuant to the Option Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, to merge or consolidate or to dissolve, liquidate, sell or transfer all or any part of its business or assets.

SECTION 8. MISCELLANEOUS PROVISIONS.

(a) Securities Law Requirements. Shares shall not be issued under the Option Plan unless, in the opinion of counsel acceptable to the Board of Directors, the issuance and delivery of such Shares comply with (or are exempt from) all applicable requirements of law.

(b) No Retention Rights. Nothing in the Option Plan or in any right or Option granted under the Option Plan shall confer upon the Participant any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Company (or any Parent or Subsidiary employing or retaining the Participant) or of the Participant, which rights are hereby expressly reserved by each, to terminate his or her Service at any time and for any reason, with or without cause.

(c) Treatment as Compensation. Any compensation that an individual earns or is deemed to earn under this Option Plan shall not be considered a part of his or her compensation for purposes of calculating contributions, entitlements, accruals or benefits under any other Option Plan or program that is maintained or funded by the Company, a Parent or a Subsidiary.

(d) Governing Law and Jurisdiction. This Option Plan and all awards, sales and grants under the Option Plan and any disputes or claims arising out of or in connection with its subject matter or formation (including non-contractual disputes or claims) shall be governed by, and construed in accordance with, the laws of England. Any “Dispute” (as defined herein) arising out of or in connection with this Option Plan shall be referred to and finally resolved by arbitration under the London Court of International Arbitration Rules (the “Rules”), which Rules are deemed to be incorporated by reference into this clause. The number of arbitrators shall be one. The seat, or legal place, of arbitration shall be Dubai. The language to be used in the arbitral proceedings shall be English. For the purposes of this clause, “Dispute” means any dispute, controversy, claim or difference of whatever nature arising out of, relating to, or having any connection with this Option Plan, including a dispute regarding the existence, formation, validity, interpretation, performance or termination of this Option Plan or the consequences of its nullity and also including any dispute relating to any non-contractual rights or obligations arising out of, relating to, or having any connection with this Option Plan.

(e) Conditions and Restrictions on Shares. Shares issued under the Option Plan shall be subject to such forfeiture conditions, rights of repurchase, rights of first refusal, other transfer restrictions and such other terms and conditions as the Board of Directors, including the Preferred Directors, may determine. Such conditions and restrictions shall be set forth in the applicable Option Agreement and/or the Articles and shall apply in addition to any restrictions that may apply to holders of Shares generally. In addition, Shares issued under the Option Plan shall be subject to conditions and restrictions imposed either by applicable law or by Company policy, as adopted from time to time, designed to ensure compliance with applicable law or laws with which the Company determines in its sole discretion to comply including in order to maintain any statutory, regulatory or tax advantage provided that such restrictions and conditions are reflected in the Articles.

(f) Tax Matters.

(i) As a condition to the award, grant, issuance, vesting, purchase, exercise or transfer of any award, or Shares issued pursuant to any award, granted under this Option Plan, the Participant shall make such arrangements as the Board of Directors may require or permit for the satisfaction of any applicable withholding tax obligations that may arise in connection with such event.

(ii) Neither the Company nor any member of the Board of Directors shall have any liability to a Participant in the event an award held by the Participant fails to achieve its intended characterization under applicable tax law.

SECTION 9. DURATION AND AMENDMENTS.

(a) Term of the Option Plan. The Option Plan, as set forth herein, shall become effective on the date of its adoption by the Board of Directors. The Option Plan shall terminate automatically 10 years after the later of (i) the date when the Board of Directors adopted the Option Plan or (ii) the date when the Board of Directors, including the Preferred Directors, approved the most recent increase in the number of Shares reserved under Section 4 that was also approved by the Company’s shareholders. The Option Plan may be terminated on any earlier date pursuant to Subsection (b) below.

(b) Right to Amend or Terminate the Option Plan. Subject to Subsection (c) below, the Board of Directors, including the Preferred Directors, may amend, suspend or terminate the Option Plan and all or any of the Options issued under same at any time and for any reason.

(c) Effect of Amendment or Termination. No Shares shall be issued or sold and no Option granted under the Option Plan after the termination thereof, except upon exercise of an Option (or any other right to purchase Shares) granted under the Option Plan prior to such termination. The termination of the Option Plan, or any amendment thereof, shall not affect any Share previously issued or any Option previously granted under the Option Plan.

SECTION 10. DEFINITIONS.

(a) “Affiliate” means, with respect to any specified corporate entity, any other person, that directly, or indirectly through one or more intermediaries, Controls, or is Controlled by, or is under common Control with, the entity specified. In relation to any natural person, the spouse, parents, siblings and direct descendants of such persons or any corporate person which such natural person (or the spouse, parents, siblings and direct descendants of such persons) person Controls;

(b) “Articles” means the Memorandum and Articles of Association of the Company, as amended from time to time.

(c) “Board of Directors” means the Board of Directors of the Company (including for the avoidance of doubt the affirmative vote of the Preferred Directors in accordance with the Articles) as constituted from time to time.

(d) “Committee” means a committee of the Board of Directors, as described in Section 2(a).

(e) “Company” means SWVL Inc., a BVI registered company with registered address Maples Corporate Services (BVI) Limited of Kingston Chambers, PO Box 173, Road Town, Tortola, British Virgin Islands.

(f) “Date of Grant” means the date of grant specified in the applicable Share Option Agreement, which date shall be the later of (i) the date on which the Board of Directors resolved to grant the Option or (ii) the first day of the Optionee’s Service.

(g) “Disability” means that the Optionee is, in the reasonable opinion of the Board of Directors, unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment.

(h) “Employee” means any individual who is an employee, consultant, advisor and/or director of the Company, a Parent or a Subsidiary.

(i) “Exercise Price” means the amount for which one vested Share may be purchased upon exercise of an Option, as specified by the Board of Directors in the applicable Share Option Agreement.

(j) “Fair Market Value” means the fair market value of a Share, as determined by the Board of Directors in good faith. Such determination shall be conclusive and binding on all persons.

(k) “Family Trust” means a trust (whether arising under a settlement, declaration of trust, testamentary disposition or on an intestacy) under which no immediate beneficial interest in the shares in question is for the time being or may in future be vested in any person other than the person establishing the trust and his immediate family.

(l) “Option” means an option granted under the Option Plan and entitling the holder to purchase Shares.

(m) “Optionee” means a person who holds an Option.

(n) “Parent” means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company, if each of the corporations other than the Company owns shares possessing 50% or more of the total combined voting power of all classes of shares in one of the other corporations in such chain. A corporation that attains the status of a Parent on a date after the adoption of the Option Plan shall be considered a Parent commencing as of such date.

(o) “Participant” means an Optionee.

(p) “Preferred Director(s)” means the preferred directors of the Company as reflected in Shareholders Agreement and Articles.

(q) “Service” means service as an Employee.

(r) “Share” means a Common Shares B share issued or to be issued by the Company.

(s) “Shareholder” means a shareholder of the Company.

(t) “Shareholders Agreement” means the Amended and Restated Shareholders Agreement in relation to the Company dated 12 February 2019, or any amendments and/or restatements thereof.

(u) “Share Option Agreement” means the agreement between the Company and an Optionee that contains the terms, conditions and restrictions pertaining to the Optionee’s Option.

(v) “Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company, if each of the corporations other than the last corporation in the unbroken chain owns shares possessing 50% or more of the total combined voting power of all classes of shares in one of the other corporations in such chain. A corporation that attains the status of a Subsidiary on a date after the adoption of the Option Plan shall be considered a Subsidiary commencing as of such date.